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                                                                    EXHIBIT 11.3

                         COMPASS DESIGN AUTOMATION INC.

     COMPUTATION OF NET LOSS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                 DECEMBER 27, 1996
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
Net loss.......................................................................................      $  (5,410)

Dividends on Series A redeemable preferred stock...............................................           (220)
                                                                                                       -------

Net loss attributable to common shareholders...................................................      $  (5,630)
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Common shares outstanding......................................................................         19,100
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Net loss per share attributable to common shareholders.........................................      $   (0.29)
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